Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
May 3, 2012
MEDIA CONTACT: Doug Duvall
703-903-2476
INVESTOR CONTACT: Linda Eddy
571-382-4732

FREDDIE MAC REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

$1.8 Billion Dividend Payment to Treasury Contributes to $19 Million Quarterly Draw Request

Helped over 577,000 American Families to Own or Rent a Home

Post-2008 Books of Business Represent More than Half of the Single-Family Portfolio

•	Net income of $577 million and total other comprehensive income of $1.21 billion resulted in comprehensive income of $1.79 billion.

•	Net worth deficit at March 31, 2012 requires Treasury draw request of $19 million, as comprehensive income for the first quarter was more than offset by senior preferred dividends paid of $1.81 billion.

•	The company provided over $114 billion of liquidity to the mortgage market in the first quarter of 2012, helping more than 577,000 families own or rent a home. This included nearly $89 billion in single-family refinance volume, resulting in an estimated $1.4 billion in aggregate annual interest savings for over 416,000 borrowers.

•	The company remained one of the largest sources of multifamily financing in the U.S., providing funding for more than 86,000 apartment units during the first quarter of 2012.

•	The company helped over 40,000 borrowers avoid foreclosure in the first quarter of 2012.

•	New single-family business acquired after 2008 continues to demonstrate better credit quality than the company’s 2005 to 2008 books of business and now represents 54 percent of the company’s single-family credit guarantee portfolio.

•	Single-family serious delinquency rate was 3.51 percent at March 31, 2012, remaining substantially below industry benchmarks. Multifamily delinquency rate remained low at 0.23 percent at March 31, 2012, demonstrating the continued strong credit quality of the company’s multifamily mortgage portfolio.

•	The company began to execute against the new Conservatorship Scorecard announced by FHFA in the first quarter of 2012.

McLean, VA — Freddie Mac (OTC:  FMCC) today reported net income of $577 million for the quarter ended March 31, 2012, compared to net income of $619 million for the quarter ended December 31, 2011.

Freddie Mac First Quarter 2012 Financial Results
May 3, 2012

The company also reported comprehensive income of $1.79 billion for the first quarter of 2012, compared to comprehensive income of $1.51 billion for the fourth quarter of 2011.

Summary Financial Results(1)

	Three Months Ended
	March 31,	December 31,	March 31,
($ millions)	2011	2011	2012

Net income	$676	$619	$577
Total other comprehensive income	2,064	887	1,212

Comprehensive income	$2,740	$1,506	$1,789

Dividend payment	$1,605	$1,655	$1,807
Treasury draw request	$—	$146	$19

(1)	See Freddie Mac’s First Quarter 2012 Financial Results Review for further discussion of the company’s financial results.

The decline in net income for the first quarter of 2012 compared to the fourth quarter of 2011 primarily reflects higher derivative losses and lower net interest income, partially offset by a decrease in the provision for credit losses related to single-family loans. The increase in comprehensive income for the first quarter of 2012 compared to the fourth quarter of 2011 primarily reflects improved fair values on the company’s available-for-sale (AFS) mortgage securities, partially offset by lower net income for the first quarter.

Freddie Mac’s net worth deficit at March 31, 2012 requires a Treasury draw request of $19 million, as comprehensive income for the first quarter was more than offset by senior preferred dividends paid of $1.81 billion.

“In the first quarter, Freddie Mac sharpened its focus on building value for the industry, homeowners and taxpayers by aligning its resources and internal business plans to meet the goals and objectives laid out in our new Conservatorship Scorecard and Strategic Plan,” said Charles E. Haldeman, Jr., Freddie Mac chief executive officer. “Today, we are executing against that plan, working with our regulator to build a new infrastructure for the housing finance system and establish a path for shifting risk to private investors. These steps will ultimately reduce the size of the government’s role in the market, and complement the work we’ve already started to streamline the company.

“While we build for the future, we have also stayed focused on maintaining the flow of funds to the market and preventing foreclosures,” Haldeman said. “In the first quarter, we helped over 577,000 families own or rent their home, adding more quality loans to our portfolio. We also helped over 40,000 distressed homeowners retain their homes or avoid foreclosure.”

Supporting the Housing Market

Providing Liquidity — Freddie Mac continued to ensure credit availability in the market, providing families with access to affordable homeownership and refinancing opportunities as well as rental

Freddie Mac First Quarter 2012 Financial Results
May 3, 2012

housing. During the first quarter, the company provided over $114 billion in liquidity to the market. Since the beginning of 2009, Freddie Mac has helped more than seven million families own or rent a home.

Market Liquidity Provided

					Cumulative
	2009	2010	2011	1Q 2012	Total

Purchase and issuance volume ($ billions)(1)	$548	$412	$361	$114	$1,435
Number of families helped to finance or rent a home(1)	2,551,519	2,122,295	1,862,446	577,373	7,113,633
Number of multifamily apartment units financed	258,072	233,952	320,753	86,431	899,208
Number of single-family apartment units financed	100,424	111,281	116,141	34,716	362,562

(1)	Includes single-family and multifamily activities.

Approximately 87 percent of the company’s single-family purchase volume in the first quarter of 2012 was refinance mortgages, helping over 416,000 borrowers to refinance their mortgages into lower payments and/or shorter terms. Under the direction of the Federal Housing Finance Agency (FHFA), Freddie Mac and Fannie Mae announced a series of changes to the Home Affordable Refinance Program (HARP) in late 2011. It is too early to estimate how many eligible borrowers are likely to refinance under the revised program. Since the inception of the HARP program in early 2009, Freddie Mac has purchased over $124 billion of HARP loans, helping more than 565,000 borrowers refinance into a lower interest-rate or a more stable, fixed-rate mortgage.

Single-Family Refinance Activity

					Cumulative
	2009	2010	2011	1Q 2012	Total

Purchase volume ($ billions)	$379	$303	$247	$89	$1,018
Number of borrowers helped to refinance	1,757,500	1,470,786	1,183,304	416,497	4,828,087

Preventing Foreclosure — Freddie Mac continues to actively pursue initiatives to help struggling borrowers avoid foreclosure. During the first quarter of 2012, the company helped more than 40,000 homeowners avoid foreclosure — finding home retention solutions for approximately seven out of every ten of these borrowers. This brings the total families helped to approximately 656,000 since the beginning of 2009.

Single-Family Loan Workouts

					Cumulative
	2009	2010	2011	1Q 2012	Total

Loan modifications	65,044	170,277	109,174	13,677	358,172
Repayment plans	33,725	31,210	33,421	10,575	108,931
Forbearance agreements	14,628	34,594	19,516	3,656	72,394

Total home retention actions	113,397	236,081	162,111	27,908	539,497
Short sales & deed-in-lieu of foreclosure transactions	19,219	39,175	46,163	12,245	116,802

Total single-family loan workouts	132,616	275,256	208,274	40,153	656,299

Freddie Mac First Quarter 2012 Financial Results
May 3, 2012

Building Value — Freddie Mac continued its efforts to build value for the industry and build the infrastructure for a future housing finance system. In the first quarter, the company completed a key milestone of the Uniform Mortgage Data Program (UMDP) with the launch of the Uniform Collateral Data Portal for the electronic submission of appraisal reports for conventional mortgages. The UMDP will not only provide Freddie Mac with the ability to collect additional data that the company believes will improve its credit risk management practices, it is a key building block in developing a future secondary mortgage market. The company is also working with FHFA and others to develop a plan for the design and building of a securitization platform that can be utilized in a future secondary mortgage market.

Credit Quality

Post-2008 Single-Family Books of Business — Freddie Mac believes that the credit quality of the single-family loans the company has acquired after 2008 (excluding relief refinance mortgages) is significantly better than that of loans the company acquired from 2005 through 2008, as measured by original LTV ratios, FICO scores, and the proportion of loans underwritten with fully documented income. Relief refinance mortgages represented approximately 26 percent of the company’s single-family purchase volume during the first quarter of 2012.

Credit Quality of Single-Family Credit Guarantee Portfolio Purchases(1)

(1)	Excludes relief refinance mortgages which represented 26 percent of single-family purchases in 1Q 2012. Relief refinance mortgages with LTV ratios above 80 percent represented approximately 16 percent of single-family purchases in 1Q 2012.

2005 to 2008 Single-Family Books of Business — Since the beginning of 2008, on an aggregate basis, the company has recorded a provision for credit losses of $75.0 billion associated with single-family loans and recorded an additional $4.2 billion in losses on loans purchased from the company’s Participation Certificate trusts, net of recoveries. The majority of these losses are associated with loans originated in 2005 through 2008.

Freddie Mac First Quarter 2012 Financial Results
May 3, 2012

Loans originated in 2005 to 2008 are becoming a smaller proportion of the company’s single-family credit guarantee portfolio. At March 31, 2012, loans originated in 2005 to 2008 represented 30 percent of the single-family credit guarantee portfolio while loans originated after 2008 accounted for 54 percent of the portfolio, based on unpaid principal balance.

Single-Family Credit Guarantee Portfolio — Concentration of Credit Risk(1)

	As of March 31, 2012		1Q 2012
Year of Origination	% of Portfolio	Serious Delinquency Rate	% of Credit Losses

2009 – 2012	54%	0.34%	3%
2005 – 2008	30	8.93%	88
2004 and prior	16	2.88%	9

Total	100%	3.51%	100%

(1)	Includes relief refinance mortgages which represented approximately 13 percent of the single-family credit guarantee portfolio at March 31, 2012.

The company currently expects that, over time, the replacement (other than through relief refinance activity) of the 2005 to 2008 vintages should positively impact the credit results of its single-family credit guarantee portfolio. The 2005 to 2008 vintages have a higher composition of loans with higher risk characteristics. Excluding relief refinance mortgages (which comprised approximately 13 percent of the single-family credit guarantee portfolio UPB as of March 31, 2012), loans purchased after 2008 reflect changes in underwriting standards and improved borrower and loan characteristics.

Single-family serious delinquency rate was 3.51 percent at March 31, 2012, compared to 3.58 percent at December 31, 2011. The company’s serious delinquency rate remains high compared to historical levels due to continued weakness in home prices, persistently high unemployment, extended foreclosure timelines and foreclosure suspensions in many states, and continued challenges faced by servicers processing large volumes of problem loans.

By way of comparison, according to the National Delinquency Survey compiled by the Mortgage Bankers Association, the serious delinquency rate on first-lien single-family loans in the U.S. mortgage market was 7.73 percent at December 31, 2011, which is the most current data available. Thus, Freddie Mac’s serious delinquency rate for its single-family portfolio — 3.51 percent — is substantially below the rate for the entire U.S. mortgage market.

Multifamily delinquency rate remained relatively low at 0.23 percent at March 31, 2012, compared to 0.22 percent at December 31, 2011, as the most recent data available continues to reflect improving national apartment fundamentals, including decreasing vacancy rates and increasing effective rents.

Operating Under Conservatorship

Freddie Mac has been operating under conservatorship, with FHFA acting as its Conservator, since September 6, 2008. The company is dependent upon the continued support of Treasury and FHFA in

Freddie Mac First Quarter 2012 Financial Results
May 3, 2012

order to continue operating its business. The conservatorship and related matters have had a wide-ranging impact on the company, including its regulatory supervision, management, business, financial condition and results of operations. See the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 for detailed discussion of the conservatorship-related matters discussed below.

Treasury Draws — Including the $19 million draw to be requested from Treasury in conjunction with the company’s first quarter 2012 net worth deficit, the aggregate liquidation preference of the company’s senior preferred stock will be $72.3 billion as of June 30, 2012. The corresponding annual cash dividends payable to Treasury will be $7.23 billion, which exceeds the company’s historical annual earnings in all but one period. To date, Freddie Mac has paid approximately $18.3 billion in cash dividends to Treasury, which represents 26 percent of the company’s aggregate draws received under the Purchase Agreement.

Freddie Mac expects to request additional draws under the Purchase Agreement in future periods. The size and timing of such draws will be determined by a variety of factors that could adversely affect the company’s net worth, such as changes in home prices, interest rates, mortgage security prices, spreads and other factors.

Treasury Draws and Dividend Payments

							Cumulative
($ Billions)	2008		2009	2010	2011	1Q 2012	Total

Treasury draw request	$45.6	(1)	$6.1	$13.0	$7.6	$0.02	$72.3
Dividend payment	$0.2		$4.1	$5.7	$6.5	$1.8	$18.3

(1)	Includes the initial liquidation preference of Freddie Mac’s senior preferred stock of $1.0 billion.

Over the long term, it is unlikely the company will generate net income or comprehensive income sufficient to cover annual dividends payable to Treasury. As a result, over time, the company’s dividend obligation to Treasury will increasingly drive future draws. Other factors such as the quarterly commitment fees payable to Treasury could also contribute to additional draws if Treasury does not continue to waive the fees in future periods.

FHFA’s Strategic Plan and Conservatorship Scorecard — On February 21, 2012, FHFA sent to Congress a strategic plan for the next phase of the conservatorships of Freddie Mac and Fannie Mae. FHFA’s plan identifies three strategic goals: build a new infrastructure for the secondary mortgage market; gradually contract Freddie Mac and Fannie Mae’s dominant presence in the marketplace while simplifying and shrinking their operations; and maintain foreclosure prevention activities and credit availability for new and refinanced mortgages. In addition, on March 8, 2012, FHFA instituted the 2012 Conservatorship Scorecard that includes specific objectives and timelines for Freddie Mac and Fannie Mae in support of the strategic plan.

Freddie Mac First Quarter 2012 Financial Results
May 3, 2012

Additional Information

For more information, including that related to Freddie Mac’s financial results, conservatorship and related matters, see the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and the company’s Consolidated Financial Statements, Core Tables, Financial Results Review and Financial Results Supplement. These documents are available on the Investor Relations page of the company’s Web site at www.FreddieMac.com/investors.

Additional information about Freddie Mac and its business is also set forth in the company’s filings with the SEC, which are available on the Investor Relations page of the company’s Web site at www.FreddieMac.com/investors and the SEC’s Web site at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.

* * * *

This press release contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its efforts under the Making Home Affordable program, the servicing alignment initiative and other programs to assist the U.S. residential mortgage market, future business plans, liquidity, capital management, economic and market conditions and trends, market share, the effect of legislative and regulatory developments, implementation of new accounting guidance, credit losses, internal control remediation efforts, and results of operations and financial condition on a GAAP, Segment Earnings and fair value basis. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments and estimates, and various factors, including changes in market conditions, liquidity, mortgage-to-debt option-adjusted spread, credit outlook, actions by FHFA, Treasury, the Federal Reserve, SEC, HUD, the Obama Administration, and Congress, and the impacts of legislation or regulations and new or amended accounting guidance, could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and Current Reports on Form 8-K, which are available on the Investor Relations page of the company’s Web site at www.FreddieMac.com/investors and the SEC’s Web site at www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Freddie Mac was established by Congress in 1970 to provide liquidity, stability and affordability to the nation’s residential mortgage markets. Freddie Mac supports communities across the nation by providing mortgage capital to lenders. Today Freddie Mac is making home possible for one in four homebuyers and is one of the largest sources of financing for multifamily housing. For more information, visit www.FreddieMac.com.

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